EXHIBIT 21.1



                         Mobius Management Systems, Inc.
                         Subsidiaries of the Registrant




                                                    State or Other Jurisdiction
Registrant                                          of Incorporation
----------                                          ----------------
Mobius Management Systems, Inc.                     Delaware


Subsidiaries of the Registrant
------------------------------
MMS Acquisition I LLC                               Delaware
Mobius Management Systems (Canada) LLC              Delaware
Mobius Management Systems (UK) Ltd.                 United Kingdom
Mobius Management Systems (Canada), Inc.            Canada
Mobius Management Systems (France) S.a.r.l.         France
Mobius Management Systems (Deutschland) GmbH        Germany
Mobius Management Systems (Italy) S.r.l.            Italy
Mobi Management Systems Sweden AB                   Sweden
Mobius Management Systems (Australia) PTY LTD       Australia
Mobius Management Systems (Switzerland) GmbH        Switzerland
Mobius Management Systems (Japan) K.K.              Japan
Mobius Management Systems (Benelux) B.V.            Benelux